UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SIZELER PROPERTY INVESTORS, INC.
(Name of Registrant as Specified In Its Charter)

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Attached hereto is Amendment No. 10 to First Union Real Estate Equity and Mortgage Investment’s Schedule 13D with respect to common stock of Sizeler Property Investors, Inc. (“Sizeler”), filed today with the Securities and Exchange Commission (the “SEC”).  The amendment attaches a letter sent by First Union Real Estate Equity and Mortgage Investment (“First Union”) on or about February 23, 2005 to the shareholders of Sizeler advising the shareholders of First Union’s intent to nominate a slate of directors at the 2005 Annual Meeting of Shareholders of the Issuer, providing certain information in connection with such slate and disclosing its intention, if First Union’s slate is elected, to seek to have the current Chairman of Sizeler removed and replaced.

First Union previously notified Sizeler of its intention to file a proxy statement and other relevant documents with the SEC in support of the election as directors of Sizeler of Michael L. Ashner, Peter Braverman and Steven Zalkind at Sizeler’s 2005 Annual Meeting of Stockholders.  INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov.  First Union and Messrs. Ashner, Braverman and Zalkind may be deemed to be participants in the solicitation of proxies from the shareholders of Sizeler in connection with the annual meeting. Information about these participants is set forth in the preliminary proxy statement filed by First Union with the SEC.  Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement when it becomes available.